Exhibit 5.1

Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, L.L.P.
OFFICES Wells Fargo Capitol Center 150 Fayetteville Street, Suite 2300 Raleigh, North Carolina 27601	December 6, 2018	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611 TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Tenax Therapeutics, Inc.
One Copley Parkway
Suite 490
Morrisville, North Carolina 27560

Re:
Tenax Therapeutics, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Tenax Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (333-228212) initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on November 6, 2018 (as amended and as may be further amended or supplemented, the “Registration Statement”), including the related prospectus included in the Registration Statement (the “Prospectus”). The Registration Statement relates to the offer and sale of up to $30,000,000 in (i) units (the “Units”), with each Unit consisting of (a) one share of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), (b) a two-year warrant (each a “Series 1 Warrant” and collectively, the “Series 1 Warrants”) to purchase one share of the Company’s common stock, par value $0.0001 (“Common Stock”), and (c) a five-year warrant (each a “Series 2 Warrant” and collectively, the “Series 2 Warrants,” together with the Series 1 Warrants, the “Warrants”) to purchase one share of Common Stock, (ii) shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”), and (iii) shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). The Units are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Ladenburg Thalmann & Co. Inc., a form of which is being filed as Exhibit 1.1 to the Registration Statement. The Units, Preferred Shares, Conversion Shares, Warrants and Warrants Shares are collectively referred to herein as the “Securities”). The Securities are to be offered and sold in the manner described in the Registration Statement and the Prospectus.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

Tenax Therapeutics, Inc.
December 6, 2018

We have examined the (i) Registration Statement, (ii) the Prospectus, (iii) the form of Underwriting Agreement filed as an exhibit to the Registration Statement, (iv) the form of Warrant filed as an exhibit to the Registration Statement, (v) the Certificate of Incorporation of the Company, as amended, (vi) the Third Amended and Restated Bylaws of the Company, (vii) the form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed as an exhibit to the Registration Statement (the “Certificate of Designation”), and (viii) such other documents and matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. In our examination, we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conforming to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of originals of such latter documents. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company, without investigation or analysis of any underlying data contained therein.

In rendering the opinions set forth below, (i) we have assumed the following: (a) the Registration Statement becomes effective under the Act, (b) the Underwriting Agreement is executed and delivered by the parties thereto, (c) the Certificate of Designation has been filed with the Delaware Secretary of State as required by applicable law, and (d) the exercise price of the Warrants at the time of exercise is equal to or greater than the par value of the Common Stock, and (ii) we express no opinion as to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company and/or antidilution adjustments to outstanding securities of the Company, may cause the Preferred Shares and the Warrants to be exercisable for more shares of Common Stock than then remain authorized but unissued.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that:

1. Upon payment to the Company of the consideration described in the Registration Statement, and upon either (i) the countersigning of the certificates representing the Preferred Shares by a duly authorized signatory of the Company’s registrar for Preferred Shares or (ii) the book entry of such shares by the transfer agent for the Preferred Shares, the Preferred Shares will be validly issued, fully paid and nonassessable.

2. When issued and paid for in accordance with the terms of the Certificate of Designation and upon either (i) the countersigning of the certificates representing the Conversion Shares by a duly authorized signatory of the registrar for the Common Stock or (ii) the book entry of the Conversion Shares by the transfer agent for the Common Stock, the Conversion Shares will be validly issued, fully paid, and nonassessable.

3. When (i) the Warrants have been duly executed and delivered by the Company, (ii) the Warrants have been issued in accordance with and in the manner described in the Registration Statement, and (iii) the Company receives payment of the consideration specified in the Registration Statement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Tenax Therapeutics, Inc.
December 6, 2018

4. When issued and paid for in accordance with and in the manner described in the Registration Statement and the Warrants, and upon either (i) the countersigning of certificates representing Warrant Shares by a duly authorized signatory of the Company’s registrar for Common Stock or (ii) the book entry of the Warrant Shares by the transfer agent for the Common Stock, the Warrant Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinions given herein, may be inferred or implied herefrom. Our opinions expressed herein are subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally, (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance, and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies. We express no opinion with respect to (a) any provision for economic remedies to the extent deemed to constitute a penalty, (b) any provision of the Warrants requiring or relating to an adjustment of the exercise price thereof in an amount that a court would determine in the circumstance and under applicable law to be commercially unreasonable or to the extent deemed a penalty or forfeiture, (c) any provision for exclusivity, election or cumulation of rights or remedies, (d) any provision purporting to authorize a party to act in its sole discretion, (e) any waiver of claims, defenses, rights granted by law, notice, opportunity for hearing or other procedural rights, (f) any provision requiring payment of attorneys’ fees, (g) any provision requiring waivers or amendments to be made only in writing, (h) any consent to, or restriction upon, governing law, jurisdiction of courts or means of service of process, and (i) any provision regarding severability.

The opinions expressed herein are limited to matters governed by the Delaware General Corporation Law and, with respect to paragraph 3 above, the laws of the State of New York, and no opinion is expressed herein as to the laws of any other jurisdiction. Opinions involving matters arising under the laws of the State of New York are given by lawyers in our firm who are licensed to practice in that jurisdiction. The opinions expressed herein do not extend to compliance with federal or state securities laws relating to the offer or sale of the Securities, and we express no opinion with respect to any law, rule or regulation that is applicable to any party to the Warrants or to the transactions contemplated thereby, solely because such law, rule or regulation is part of a regulatory regime applicable as a result of the specific assets or business operations of any such party.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, and to the filing of this opinion letter as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Tenax Therapeutics, Inc.
December 6, 2018

Our opinions herein are expressed as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Sincerely yours,

SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.

/s/ Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

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